UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OFS Capital Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OFS CAPITAL CORPORATION
10 South Wacker Drive, Suite 2500
Chicago, Illinois 60606
(847) 734-2000
Commencing on June 29, 2022, OFS Capital Corporation made the following communications to certain of its stockholders.
NOTICE OF ADJOURNMENT OF SPECIAL MEETING
PLEASE VOTE YOUR PROXY TODAY
June 29, 2022
Dear Stockholder:

You recently received proxy materials relating to a proposal to be voted on by stockholders of OFS Capital Corporation (the “Company”) at a Special Meeting of Stockholders on June 8, 2022. You were previously notified that the Special Meeting of Stockholders had been adjourned until June 29, 2022. This important notice is to inform you that the Special Meeting has been further adjourned until July 13, 2022 at 10:00 a.m., local time, to allow stockholders additional time to exercise their voting rights by submitting their voting instructions. The adjourned meeting will be held at the Company’s offices on the 25th floor of 10 South Wacker Drive, Chicago, Illinois 60606. The purpose of the adjourned Special Meeting is to vote upon a proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then-current net asset value.
This letter was sent to you because you held shares of the Company on the record date and we have not yet received your vote. In order to avoid further delay of the meeting, please vote today. Your vote is extremely important, no matter how many shares you hold or how you choose to vote.
For the reasons set forth in the proxy statement, dated April 27, 2022, the Board of Directors, including the Independent Directors, unanimously recommends that you vote “FOR” the Proposal. Please vote via the internet or by phone as soon as possible, or alternatively, please sign, date, and return the enclosed voting instruction form (see the instructions below).
If you need assistance voting your OFS Capital Corporation shares, please call D.F. King toll-free at (866) 416-0553. On behalf of your Board of Directors, we thank you for your ongoing support of, and continued interest in, OFS Capital Corporation.
Sincerely yours,
Bilal Rashid
Chairman of the Board of Directors and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:
1.Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.
2. Telephone: Have the control number listed on the enclosed voting instruction form ready and call (800) 454-8683.
3. Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.